EXHIBIT 99.1
GIANT INDUSTRIES, INC.
GI LISTED NYSE

NEWS RELEASE

Contact:    Mark B. Cox
            Vice President, Treasurer, & Financial Officer
            Giant Industries, Inc.
            (480) 585-8888

            Sarah Howell, BP, NY Press Office
            (212) 451-8021

FOR IMMEDIATE RELEASE

February 12, 2002

                 GIANT INDUSTRIES, INC. ANNOUNCES ACQUISITION
                    OF YORKTOWN, VIRGINIA REFINERY FROM BP

Scottsdale, Arizona (February 12, 2002) - Giant Industries, Inc. [NYSE: GI] and BP p.l.c. [NYSE: BP] announced today that they have reached an agreement for Giant to acquire BP's Yorktown, Virginia refinery for $127.5 million plus the value of inventory at closing, currently estimated to be $42 million. Additionally, the agreement includes potential payments not to exceed $25 million if certain refining margin levels are met beginning in the year 2003 and concluding at the end of 2005.

All regulatory approvals and contingencies are expected to be resolved including a right of first refusal held by adjacent property owner. The transaction is projected to close in the second quarter. The refinery acquisition will be financed with a combination of bank debt and cash on hand.

The refinery is located in Yorktown, Virginia, on the York River and has a
crude oil processing capacity of 62,000 barrels per day.   The product
slate, approximately 50% gasoline, also includes a wide range of products such as diesel fuel, heating oil and coke. The refinery is the only refinery in Virginia and is able to serve the local area, as well as the New York Harbor.

Jim Acridge, Giant's Chairman and Chief Executive Officer stated, "I believe we have found a refining operation with as much flexibility as any in the United States. A portion of the market served by the refinery enjoys local distribution benefits similar to those of our current refinery operations. This purchase more than doubles our refining capacity, bringing this total
to approaching 100,000 barrels per day.   This refinery has the ability to
select from a wide range of world crude oils and raw material supplies to produce very high percentages of high value light products at prices that can produce strong netbacks. This refinery is well positioned to do several things: deliver product to many nearby market terminals on short notice to supplement unexpected shortages; to market to a number of markets selected to respond to stronger product margins; and to exchange products to and from the Gulf Coast and New York Harbor."

Acridge continued, "Furthermore, over recent years, the area has enjoyed solid population growth and product demand both in Virginia and the surrounding areas. The refinery personnel and their long-term experience in operating the Yorktown refinery are an ingredient that we are fortunate to inherit and we expect to maintain the workforce currently employed by BP at Yorktown."

"We are delighted that Giant has recognized this refinery is a top performer, and that they plan to offer employment to all of the current workforce. This is an important reassurance to our employees, the markets and the communities served," said Ross Pillari, President of BP America.

The Bank of America served as financial advisor to Giant and Rothschild, Inc. has served as advisor to BP.

Giant Industries, Inc., headquartered in Scottsdale, Arizona, is a refiner and marketer of petroleum products. Giant owns and operates two New Mexico crude oil refineries, a 260 mile crude oil gathering pipeline system based in Farmington, NM, which services the refineries, finished products distribution terminals in Albuquerque, NM and Flagstaff, AZ., a fleet of 150 crude oil and finished product truck transports, a Travel Center on I-40 east of Gallup, and a chain of 164 retail service station/convenience stores in New Mexico, Colorado, Utah, and Arizona. Giant is also the parent company of Phoenix Fuel Co., Inc., Arizona's largest independent petroleum products distributor. Visit Giant's website at www.Giant.com.

BP is one of the world's largest petroleum and petrochemicals companies.
Its main activities are exploration and production of crude oil and natural gas; oil refining, marketing and transportation; gas marketing and power generation; and the production and marketing of petrochemicals. The company also manufactures and sells photo-voltaic panels for solar power generation. Visit BP's website at www.BP.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release and the attached Fact Sheet contains forward-looking statements that involve known and unknown risks and uncertainties. Forward-looking statements are identified by words or phrases such as "believes," "expects," "anticipates," "estimates," "should," "could," "plans," "intends," variations of such words and phrases, and other similar expressions. While these forward-looking statements are made in good faith, and reflect the Company's current judgment regarding such matters, actual results could vary materially from the forward-looking statements. Important factors that could cause actual results to differ from forward-looking statements include, but are not limited to: the ability to satisfy regulatory contingencies and approval requirements; the availability and costs of crude oil, other refinery feedstocks and refined products; changes in the cost or availability of third-party vessals, pipelines and other means of transporting feedstocks and products; and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on behalf of the Company, are expressly qualified in their entirety by the foregoing. Forward-looking statements made by the Company represent its judgement on the dates such statements are made. The Company assumes no obligation to update any forward-looking statements to reflect new or changed events or circumstances.


                             FACT SHEET

REFINERY AT A GLANCE

Location:               Yorktown, Virginia

Capacity:               61,900 barrels per stream day (bpsd) of crude oil

Major Processing Units: Vacuum Unit                    41,000 bpsd
                        Fluid Catalytic Cracking Unit  28,130 bpsd
                        Delayed Coking Unit            19,500 bpsd
                        Catalytic Reforming            11,900 bpsd
                        NAPTHA Desulfurization Unit    12,500 bpsd
                        Distillate Desulfurizer Unit   19,000 bpsd

Feedstocks:             Coastal location provides access to worldwide crude
                        oil and feedstocks

Products:               Gasoline   (52%)
                        Distillates   (33%)
                        Other Products   (15%)

Complexity Rating:      11.0 (based upon Solomon report)

Primary Markets:        Virginia (Yorktown, Norfolk)
                        Maryland (Salisbury)
                        North Carolina
                        New York Harbor

Employees:              Approximately 194 proprietary employees and 60
                        contracted employees

PRO FORMA FORECASTED FINANCIAL INFORMATION (Yorktown Refinery Only)

(Nearest $ millions, except per share data)

                    Unaudited                  Pro Forma Forecasts
                 ---------------  ----------------------------------------------
                          YTD     5 Year
                 2000   09/30/01  Average  2002e   2003e   2004e   2005e   2006e
EBITDA           $72.0   $53.0     $47.6   $32.5   $38.7   $45.1   $62.8   $58.7
Net Earnings       N/A     N/A     $16.5   $7.8    $11.5   $15.3   $26.0   $22.1
Incremental EPS    N/A     N/A     $1.93   $0.91   $1.35   $1.80    $3.04  $2.59

Notes to Pro Forma Forecasted Financial Information:

1. The pro forma forecasted financial information presented above represents the estimated effects of the Yorktown Refinery only and excludes Giant's existing operations.

2. Although EBITDA is not defined by GAAP, the Company believes that it is an important industry measurement. EBITDA is defined as earnings before interest expense, income tax, depreciation and amortization. The forecasted pro forma EBITDA is based upon estimates of forecasted refinery margins prepared by an independent third party consultant and the Company's estimates of operating and other costs over the forecast period. The EBITDA for the calendar year 2000 and the nine months ended September 30, 2001 are unaudited and are back-cast.

3. Estimated net earnings are after depreciation, interest expense and a 40% provision for income taxes. Interest expense was calculated using the anticipated initial financing structure.

4. The incremental earnings per share (EPS) estimate assumes a weighted average number of Giant's shares of 8.554 million outstanding over the forecast period.